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                                                                      EXHIBIT 21


                              BRE PROPERTIES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

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     Name                                               State of Jurisdiction
     ----                                               ---------------------
Wholly owned subsidiaries:
     BRE Hacienda del Rio, Inc.                                 Delaware
     BRE Fountain Plaza, Inc.                                   Delaware
     BRE Camino Seco, Inc.                                      Delaware
     BRE Colonia del Rio, Inc.                                  Delaware
     BRE Springhill, Inc. Delaware                              Delaware
     BRE Oracle Village Inc.                                    Delaware
     BRE Builders, Inc.                                         Delaware
     Alliance Property Management Company, Inc.                 Delaware

Other subsidiaries:
     BRE Property Investors LLC                                 Delaware
     Blue Ravine Investors, LLC                                 Delaware
     Cambridge Park LLC                                         California
     BRE/Alliance Services                                      Maryland

Indirect Subsidiaries:
     ITCR Villa Verde Limited Partnership                       Texas
     Palm Shadows LLC                                           California
     Riverview LLC                                              California
     Vallejo Highlands Associates L.P.                          California
     Vallejo Somerset L.P.                                      Texas
     Woodlake Holdings LLC                                      Arizona
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